Exhibit 99.1

PERRIGO COMPANY PLC ANNOUNCES THE CLOSING OF ITS

REGISTERED PUBLIC OFFERING OF SENIOR NOTES

Dublin, Ireland — (December 2, 2014) — Perrigo Company plc (“Perrigo”) (NYSE: PRGO; TASE), a leading global provider of “Quality Affordable Healthcare Products®,” today announced the closing of the previously announced registered public offering by Perrigo Finance plc, a public limited company incorporated under the laws of Ireland and a finance subsidiary of Perrigo (the “Issuer”), of $1.6 billion Senior Notes consisting of $500 million aggregate principal amount of 3.50% Senior Notes due 2021 (the “2021 Notes”), $700 million aggregate principal amount of 3.90% Senior Notes due 2024 (the “2024 Notes”) and $400 million aggregate principal amount of 4.90% Senior Notes due 2044 (the “2044 Notes” and, together with the 2021 Notes and the 2024 Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Perrigo.

Perrigo estimates that the total net proceeds of the offering will be approximately $1.6 billion, after deducting underwriting discounts and commissions and estimated offering expenses. Perrigo intends to use the net proceeds of the offering, together with the proceeds of Perrigo’s offering of ordinary shares, which closed on November 26, 2014, and other financing sources, to fund the cash consideration for its proposed acquisition (the “Acquisition”) of Omega Pharma Invest NV (“Omega”) and to repay or refinance certain indebtedness of Perrigo and/or Omega. If the Acquisition is not consummated for any reason, then the net proceeds of the offering will be used to redeem the notes at a redemption price of 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but not including, the redemption date.

J.P. Morgan, Barclays, BofA Merrill Lynch, HSBC and Wells Fargo Securities acted as the joint book-running managers in the offering.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering was made only by means of a prospectus supplement relating to the offering and the accompanying base prospectus, copies of which may be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (866) 803-9204; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: Barclaysprospectus@broadridge.com, or telephone: (888) 603-5847.

About Perrigo

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company plc, headquartered in Ireland, has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, nutritional products and active pharmaceutical ingredients (API), and receives royalties from Multiple Sclerosis drug Tysabri®. The Company is the world’s largest manufacturer of OTC healthcare products for the store brand market and an industry leader in pharmaceutical technologies. Perrigo’s mission is to offer uncompromised “Quality Affordable Healthcare Products®” and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as more than 40 other key markets worldwide, including Canada, China and Latin America.

For more information:

Arthur J. Shannon, Vice President, Investor Relations and Global Communications, (269) 686-1709, ajshannon@perrigo.com, or Bradley Joseph, Director, Investor Relations and Global Communications, (269) 686-3373, bradley.joseph@perrigo.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes certain “forward looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company, its expectations and its future financial condition and performance. Statements that are not historical facts, including statements about the Company’s managements’ beliefs and expectations, are forward looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful completion of the transactions contemplated herein; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for the Company’s products; changes in tax laws or interpretations that could increase the Company’s tax liabilities; and such other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended June 28, 2014, in the subsequent filings with the SEC and in other investor communications of the Company from time to time. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.